UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

NUTRALIFE BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-55144	46-1482900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 Lyons Road, Suite L-6, Coconut Creek, FL 33073

(Address of Principal Executive Office) (Zip Code)

(888) 509-8901

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement

Stock Purchase Agreement

On November 2, 2020 (the “Closing Date”), NutraLife Biosciences, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “SPA”) by and between the Company, Lord Global Corporation, a Nevada corporation (the “Lord Global”) and 27 Health, Inc., a wholly-owned subsidiary of Lord Global (“27 Health”). Pursuant to the SPA, the Company acquired from Lord Global 250 shares of Series X Convertible Preferred Stock of Lord Global (the “Series X Stock”) in exchange for the issuance by the Company to 27 Health of 12,500,000 shares of common stock, par value $0.0001 per share, of the Company (the “NutraLife Common Stock”). The transactions pursuant to the SPA closed on the Closing Date.

Each share of Series X Stock is convertible into shares of common stock, par value $0.001 per share, of Lord Global (the “Lord Global Common Stock”) at the rate of 1,000 shares of Lord Global Common Stock per share of Series X Stock, subject to customary adjustments for stock splits, stock dividend, stock combinations, recapitalizations or other similar transactions. The conversion of the Series X Stock is subject to a customary beneficial limitation such that the Company may not convert the Series X Stock into Lord Global Common Stock if such conversion would result in the Company and its affiliates having beneficial ownership of in excess of 4.99% of the outstanding shares of Lord Global Common Stock, provided that the Company may elect to waive this limitation on 61 days’ notice to Lord Global.

As of the date of this Current Report on Form 8-K (this “Report”), Lord Global has 1,344,655 shares of Lord Global Common Stock issued and outstanding and therefore, without application of this beneficial ownership limitation, the Series X Stock is currently convertible into 250,000 shares of Lord Global Common Stock, which would constitute approximately 15.7% of the issued and outstanding Lord Global Common Stock following such conversion. The Company currently has 146,539,170 shares of NutraLife Common Stock issued and outstanding, and therefore the shares of NutraLife Common Stock issued to 27 Health constitutes approximately 7.9% of the issued and outstanding shares of NutraLife Common Stock issued and outstanding following such issuance.

In addition to the Series X Stock issued to the Company, in the event that, on the first business day following the 180-day anniversary of the Closing Date, the average volume weighted average price of the Lord Global Common Stock for the 10 trading day period prior to that date is less than $4.00 (subject to customary adjustments), then Lord Global will issue to the Company, for no additional consideration payable by the Company, a number of shares of Lord Global Common Stock equal to (i) $1,000,000, divided by (ii) the share price as of such date, minus 250,000 (the “First Adjustment Shares”). A second such adjustment shall be completed on the first business day following the one-year anniversary of the Closing Date, provided that at this adjustment the number of First Adjustment Shares will also be deducted from any additional shares to be issued to the Company.

The description of the SPA as set forth above is qualified in its entirety to the complete SPA, which is attached hereto as Exhibit 10.1.

Manufacturing, Distribution and Sales Agreement

In connection with the SPA and the transactions as set forth therein, on the Closing Date the Company also entered into a Manufacturing, Distribution and Sales Agreement (the “MDS Agreement”) by and between the Company and 27 Health. 27 Health, together with Lord Global (referred to in this section jointly as “27 Health”) has developed and currently manufactures and markets certain products related to the testing and treatment of COVID-19 (the “Coviguard Products”).

Pursuant to the MDS Agreement, 27 Health engaged the Company to manufacture the Coviguard Products and granted the Company the right, on a non-exclusive basis, to sell and distribute the Coviguard Products manufactured by the Company though all channels of distribution on a worldwide basis and to undertake advertising and marketing as determined to be necessary by the Company, with written notice, in connection therewith.

During the term of the Agreement, the Company has the exclusive right to manufacture the Coviguard Products, subject to the Company’s continued ability to meet in all material respects the production requirements of 27 Health for the Coviguard Products. In the event that the Company is unable, in the sole determination of 27 Health, to meet the production requirements, 27 Health may seek other sources for the manufacturing of the Coviguard Products or may terminate the MDS Agreement.

Pursuant to the MDS Agreement, the Company may elect to market the Coviguard Products directly, without any requirement of an order for the manufacturing of the products being supplied by 27 Health or accepted by the Company. All such direct sales will be made by the Company to the recipient of the products, and the Company will pay to 27 Health a set distributor price for the products, and retain the balance paid by the buyer.

In the event that the Company identifies a potential third-party customer for the Coviguard Products, but does not elect to sell the Coviguard Products directly to the customer as set forth above, the Company may refer such potential customer to 27 Health. If the customer is a not a current customer of 27 Health, then for any and all sales of Coviguard Products to such new customers, 27 Health will pay to the Company 15% commissions on these sales. No commissions would be paid for sales to customers who were already customers of 27 Health at the time.

The MDS Agreement has an initial term of 5 years, with automatic extensions of 1 year each, subject to earlier expiration or termination as set forth therein.

The description of the MDS Agreement as set forth above is qualified in its entirety to the complete MDS Agreement, which is attached hereto as Exhibit 10.2.

Item 3.02. Unregistered Sales of Equity Securities

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the SPA is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation

On September 30, 2020, the Company filed Articles of Amendment (the “Amendment”) to its Articles of Incorporation with the Florida Department of State that contained a Certificate of Designations to designate one hundred and ten (110) shares of the preferred stock of the Company, par value $0.0001 as Series B Convertible Preferred Stock (the “Series B Preferred Stock”). The Amendment was effective on September 30, 2020.

The shares of Series B Preferred Stock are convertible at a rate of 1 share of Series B Preferred Stock to 149,567 shares of common stock, par value $0.0001 per share of the Company (the “Common Stock”). Holders of Series B Preferred Stock of the Company may convert their shares of Series B Preferred Stock into Common Stock at any time following January 1, 2021 (the “Permitted Conversion Date”).

The Series B Preferred Stock is subject to an ownership limitation, pursuant to which no holder of Series B Preferred Stock will be entitled to convert such investor’s shares of Series B Preferred Stock into shares of Common Stock if such conversion would result in ownership of more than 4.99% of the outstanding shares of Common Stock of the Company.

Each share of Series B Preferred Stock will vote together with the holders of the Common Stock on any matter submitted to the shareholders of the Company. Each share of Series B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which the Series B Preferred Stock may convert at the time such vote is made.

The Series B Preferred Stock will participate in any dividends, distributions or payments to the holders of the Common Stock on an as-converted basis.

The Series B Preferred Stock does not have any liquidation preference over the holders of Common Stock of the Company.

Once issued, certain shares of the Series B Preferred Stock are redeemable at the election of the Company at any time prior to the Permitted Conversion Date pursuant to a separate written agreement between the holders of the Series B Preferred Stock and the Company.

Item 7.01 Regulation FD Disclosure

On November 5, 2020, the Company issued a press release announcing its entry into the SPA and MDS Agreement. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in the websites referenced in the press release are not a part of this Current Report on Form 8-K.

The information included in Item 7.01 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment (Certificate of Designations for Series B Preferred Stock) filed September 30, 2020 with the Florida Department of State.
10.1	Stock Purchase Agreement by and among the Company, Lord Global Corporation, and 27 Health, Inc. dated November 2, 2020.
10.2	Manufacturing, Distribution and Sales Agreement by and between the Company, 27 Health, Inc. dated November 2, 2020.
99.1	Press Release issued November 5, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRALIFE BIOSCIENCES, INC.

Date: November 5, 2020	By:	/s/ Edgar Ward
Edgar Ward Chief Executive Officer